EXHIBIT 5.1


                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         300 CONVENT STREET, SUITE 1500
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7000


                               September 28, 1999


Packaged Ice, Inc.
8572 Katy Freeway, Suite 101
Houston, Texas  77024

Gentlemen:

      We have acted as counsel to Packaged Ice, Inc., a Texas corporation (the "Company"), in connection with the registration by Packaged Ice under the Securities Act of 1933, as amended (the "Act"), pursuant to Packaged Ice's registration statement on Form S-3 (the "Registration Statement"), covering the sale from time to time by the selling shareholders named in the Registration Statement (the "Selling Shareholders") of an aggregate of up to 931,328 shares of Packaged Ice's Common Stock (the "Common Stock"), consisting of 831,328 outstanding shares of Common Stock (the "Shares").

      We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of Packaged Ice.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

      The opinions expressed herein are limited to the corporate laws of the state of Texas and we express no opinion as to the effect on the matters covered by this letter of any other laws.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

      This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.



                                Very truly yours,


                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.